Exhibit 10.3

EXECUTION VERSION

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (this “Agreement”) dated as of February 13, 2008, between GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), as collateral agent for the Term Loan Secured Parties referred to herein, and GECC, as collateral agent for the Revolving Secured Parties referred to herein, and acknowledged by CHILL HOLDINGS, INC., a Delaware corporation (“Holdings”), CHILL ACQUISITION, INC., a Delaware corporation (which on the Closing Date (as such term is defined in the Term Loan Credit Agreement) shall be merged with and into GOODMAN GLOBAL, INC., a Delaware corporation (the “Company”), with the Company surviving such merger as the borrower) (the “Borrower”), and certain other subsidiaries of the Borrower.

W I T N E S S E T H :

WHEREAS, reference is made to the Credit Agreements (such term, and each other capitalized term used and not otherwise defined herein, having the meaning assigned to it in Section 1), under which the lenders referred to therein have extended and agreed to extend credit to the Borrower; and

WHEREAS, it is a condition to the initial extensions of credit under the Credit Agreements that the parties hereto execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Term Loan Collateral Agent (for itself and on behalf of the Term Loan Secured Parties) and the Revolving Collateral Agent (for itself and on behalf of the Revolving Secured Parties) agree as follows:

Section 1. Definitions

1.1 Definitions.

(a) As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” shall mean, collectively, the Revolving Administrative Agent and the Term Loan Administrative Agent.

“Agents” shall mean the Revolving Administrative Agent, the Term Loan Administrative Agent and the Collateral Agents.

“Agreement” shall mean this Intercreditor Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Applicable Administrative Agent” shall mean (a) with respect to the Revolving Collateral Agent, the Revolving Administrative Agent and (b) with respect to the Term Loan Collateral Agent, the Term Loan Administrative Agent.

“Applicable Collateral” shall mean (a) with respect to the Revolving Collateral Agent, the Revolving Collateral and (b) with respect to the Term Loan Collateral Agent, the Term Loan Collateral.

“Applicable Collateral Agent” shall mean (a) with respect to any “Lender” under and as defined in the Revolving Credit Agreement, the Revolving Collateral Agent and (b) with respect to any “Lender” under and as defined in the Term Loan Credit Agreement, the Term Loan Collateral Agent.

“Applicable Credit Documents” shall mean (a) with respect to the Revolving Collateral, the Revolving Credit Documents and (b) with respect to the Term Loan Collateral, the Term Loan Credit Documents.

“Applicable Required Lenders” shall mean (a) with respect to the Revolving Collateral Agent, the Revolving Required Lenders and (b) with respect to the Term Loan Collateral Agent, the Term Loan Required Lenders.

“Applicable Secured Parties” shall mean (a) with respect to the Revolving Collateral, the Revolving Secured Parties and (b) with respect to the Term Loan Collateral, the Term Loan Secured Parties.

“Applicable Security Documents” shall mean (a) with respect to the Revolving Collateral, the Revolving Security Documents and (b) with respect to the Term Loan Collateral, the Term Loan Security Documents.

“Bankruptcy Code” shall mean title 11, United States Code.

“Bankruptcy Law” shall mean the Bankruptcy Code, or any similar federal, state or foreign Applicable Law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of the Borrower or any other Credit Party or any similar law relating to or affecting the enforcement of creditors’ rights generally.

“Collateral Agents” shall mean the Revolving Collateral Agent and the Term Loan Collateral Agent.

“Collateral Documents” shall mean this Agreement, the Senior Documents, the Junior Documents and all other security agreements, pledge agreements, mortgages, guaranties and other documents executed and/or delivered by the Credit Parties and accepted by any Agent.

“Collateral Enforcement Action” means, with respect to any Secured Party, for such Secured Party, whether or not in consultation with any other Secured Party, but in any case after the occurrence of and during the continuance of an Event of

Default, to exercise, seek to exercise, join any Person in exercising or institute or maintain or participate in any action or proceeding (whether judicial or non-judicial) with respect to, any rights or remedies under the related Collateral Documents or Applicable Law with respect to any Collateral, including (a) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Credit Document or otherwise, (b) exercising any right of set-off with respect to any Credit Party, (c) exercising any right or remedy under any Deposit Account control agreement, Securities Account control agreement, landlord waiver, bailee’s letter or similar agreement or arrangement or (d) causing (or, after the occurrence and during the continuance of any Event of Default, consenting to or requesting) any asset sale or other sale of any Collateral.

“Credit Agreements” shall mean the Revolving Credit Agreement and the Term Loan Credit Agreement.

“Credit Documents” shall mean, collectively, the Revolving Credit Documents and the Term Loan Credit Documents.

“Credit Facility Claims” shall mean, collectively, the Revolving Claims and the Term Loan Claims.

“Insolvency or Liquidation Proceeding” shall mean, collectively, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Law with respect to the Borrower or any other Credit Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Borrower or any other Credit Party or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of the Borrower or any Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (except as permitted by the Credit Agreements), and (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Borrower or any other Credit Party.

“Junior Administrative Agent” shall mean (a) with respect to any Revolving Claim or any Revolving Collateral, the Term Loan Administrative Agent and (b) with respect to any Term Loan Claim or any Term Loan Collateral, the Revolving Administrative Agent.

“Junior Agents” shall mean, collectively, the Junior Administrative Agent and the Junior Collateral Agent.

“Junior Claims” shall mean (a) with respect to any Revolving Collateral, all Term Loan Claims and (b) with respect to any Term Loan Collateral, all Revolving Claims.

“Junior Collateral Agent” shall mean (a) with respect to any Revolving Claim or any Revolving Collateral, the Term Loan Collateral Agent and (b) with respect to any Term Loan Claim or any Term Loan Collateral, the Revolving Collateral Agent.

“Junior Documents” shall mean, collectively, with respect to any Junior Claim, any provision pertaining to such Junior Claim in any Credit Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Claim.

“Junior Liens” shall mean (a) with respect to the Revolving Collateral, the Term Loan Liens and (b) with respect to the Term Loan Collateral, the Revolving Liens.

“Junior Secured Parties” shall mean (a) with respect to the Revolving Collateral, all Term Loan Secured Parties and (b) with respect to the Term Loan Collateral, all Revolving Secured Parties.

“Maximum Revolving Amount” shall mean the principal amount of $330,000,000.

“Maximum Term Loan Amount” shall mean the principal amount of $880,000,000.

“pay in full”, “paid in full” or “payment in full” shall mean with respect to any Secured Claims, the payment in full in cash of the principal of, accrued (but unpaid) interest and premium, if any, on all such Secured Claims and, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the relevant Collateral Documents, in each case, after or concurrently with termination of all Commitments thereunder and payment in full in cash of any other such Secured Claims that are due and payable at or prior to the time such principal and interest are paid.

“Post-Petition Financing” shall mean any financing obtained by any Credit Party during any Insolvency or Liquidation Proceeding or otherwise pursuant to any Bankruptcy Law on terms and conditions reasonably acceptable to the Senior Administrative Agent, including any such financing obtained by any Credit Party under Section 364 of the Bankruptcy Code or consisting of any arrangement for use of cash collateral held in respect of any Revolving Obligation or Term Loan Obligation under Section 363 of the Bankruptcy Code, in each case or any similar provision of any Bankruptcy Law.

“Required Revolving Lenders” shall mean “Required Lenders” (as such term is defined in the Revolving Credit Agreement).

“Required Term Loan Lenders” shall mean “Required Lenders” (as such term is defined in the Term Loan Credit Agreement).

“Revolving Administrative Agent” shall mean GECC, in its capacity as administrative agent (or such similar role) under the Revolving Credit Agreement, and its successors and assigns.

“Revolving Agents” shall mean the Revolving Administrative Agent and the Revolving Collateral Agent.

“Revolving Claims” shall mean (a) all Revolving Obligations, (b) all extensions of credit under any Post-Petition Financing by the Revolving Lenders and (c) all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Revolving Credit Documents whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Revolving Claims (whether by or on behalf of any Credit Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred; provided, however, that (x) to the extent at any time, the principal amount of Revolving Claims (excluding the Cash Management Obligations and the Hedging Obligations) shall exceed the Maximum Revolving Amount, then obligations in respect of the principal amount of Revolving Claims set forth in clauses (b) and (a) above (in that order) shall be excluded from the definition of “Revolving Claims” in an amount equal to the amount of such excess.

“Revolving Collateral” shall mean (a) all cash (other than cash consisting solely of Proceeds of Term Loan Collateral), (b) all Accounts, (c) all Inventory, (d) all Instruments, Chattel Paper and other contracts evidencing, or substituted for, any Account or Inventory, (e) all Deposit Accounts and Securities Accounts (other than designated Deposit Accounts and Securities Accounts solely containing Proceeds of Term Loan Collateral), (f) all claims and causes of action in any way relating to any Account or Inventory, all Letter-of-Credit Rights, (g) all guarantees, security, credit enhancements, Instruments, Promissory Notes, drafts, Documents and Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper) evidencing, relating to or pertaining to any of the foregoing, (h) all Supporting Obligations with respect to any of the foregoing, (i) all software relating to any of the foregoing, for any Account or Inventory, (j) all books and Records relating to any of the foregoing and (k) all substitutions, replacements, accessions, products or proceeds (including, without limitation, insurance proceeds) of any of the foregoing.

“Revolving Collateral Agent” shall mean GECC, in its capacity as collateral agent (or such similar role) under the Revolving Credit Documents, and its successors in such capacity.

“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of the date hereof, among Holdings, the Borrower, the lenders from time to time party thereto, GECC, as Administrative Agent and Collateral Agent, GECC as Letter of Credit Issuer, Barclays Capital, the investment banking division of Barclays Bank PLC, and GECC, as joint lead arrangers, and Barclays Capital, the investment banking division of Barclays Bank PLC, Calyon New York Branch and GECC, as joint bookrunners, as such agreement may be amended, restated, waived, replaced.

“Revolving Credit Documents” shall mean “Credit Documents” (as such term is defined in the Revolving Credit Agreement).

“Revolving Lenders” shall mean “Lenders” (as such term is defined in the Revolving Credit Agreement).

“Revolving Liens” shall mean Liens securing the Revolving Claims.

“Revolving Obligations” shall mean “Obligations” (as such term is defined in the Revolving Credit Agreement).

“Revolving Required Lenders” shall mean “Required Lenders” (as such term is defined in the Revolving Credit Agreement).

“Revolving Secured Parties” shall mean “Secured Parties” (as such term is defined in the Revolving Credit Agreement).

“Revolving Security Documents” shall mean the “Security Documents”, as such term is defined in the Revolving Credit Agreement.

“Secured Claims” shall mean, collectively, the Revolving Claims and the Term Loan Claims.

“Secured Hedging Agreements” shall mean “Secured Hedging Agreements” (as such term is defined in the Term Loan Credit Agreement).

“Secured Parties” shall mean, collectively, the Senior Secured Parties and the Junior Secured Parties.

“Senior Administrative Agent” shall mean (a) with respect to any Revolving Claim or any Revolving Collateral, the Revolving Administrative Agent and (b) with respect to any Term Loan Claim or any Term Loan Collateral, the Term Loan Administrative Agent.

“Senior Agents” shall mean, collectively, the Senior Administrative Agent and the Senior Collateral Agent.

“Senior Claims” shall mean (a) with respect to any Revolving Collateral, all Revolving Claims and (b) with respect to any Term Loan Collateral, all Term Loan Claims. “Senior Claims” shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Senior Documents whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Senior Claims (whether by or on behalf of any Credit Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Collateral” shall mean (a) with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien and (b) with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Collateral Agent” shall mean (a) with respect to any Revolving Claim or any Revolving Collateral, the Revolving Collateral Agent and (b) with respect to any Term Loan Claim or any Term Loan Collateral, the Term Loan Collateral Agent.

“Senior Documents” shall mean, collectively, with respect to any Senior Claim, any provision pertaining to such Senior Claim in any Credit Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Claim.

“Senior Liens” shall mean (a) with respect to the Revolving Collateral, the Revolving Liens and (b) with respect to the Term Loan Collateral, the Term Loan Liens.

“Senior Secured Parties” shall mean (a) with respect to the Revolving Collateral, all Revolving Secured Parties and (b) with respect to the Term Loan Collateral, all Term Loan Secured Parties.

“Swingline Loans” shall mean “Swingline Loans” (as such term is defined in the Revolving Credit Agreement).

“Term Loan Administrative Agent” shall mean GECC, in its capacity as administrative agent (or such similar role) under the Term Loan Credit Agreement, and its successors and assigns.

“Term Loan Agents” shall mean the Term Loan Administrative Agent and the Term Loan Collateral Agent.

“Term Loan Claims” shall mean (a) all Term Loan Obligations and (b) all extensions of credit under any Post-Petition Financing by the Term Loan Lenders and (c) all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Term Loan Credit Documents whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Term Loan Claims (whether by or on behalf of any Credit Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred; provided, however, that (x) to the extent at any time, the Term Loan Claims (excluding the Cash Management Obligations) shall exceed the Maximum Term Loan Amount, then obligations in respect of the principal amount of Term Loan Claims set forth in clauses (b) and (a) above (in that order) shall be excluded from the definition of “Term Loan Claims” in an amount equal to the amount of such excess.

“Term Loan Collateral” shall mean all Collateral other than the Revolving Collateral.

“Term Loan Collateral Agent” shall mean GECC, in its capacity as collateral agent (or such similar role) under the Term Loan Credit Documents, and its successors in such capacity.

“Term Loan Credit Agreement” shall mean the Term Loan Credit Agreement, dated as of the date hereof, among Holdings, the Borrower, the lenders from time to time party thereto, GECC, as Administrative Agent and Collateral Agent, Barclays Capital, the investment banking division of Barclays Bank PLC, and Calyon New York Branch, as joint lead arrangers, and Barclays Capital, the investment banking division of Barclays Bank PLC, Calyon New York Branch and GECC, as joint bookrunners.

“Term Loan Credit Documents” shall mean “Credit Documents” (as such term is defined in the Term Loan Credit Agreement) and the Secured Hedging Agreements.

“Term Loan Lenders” shall mean “Lenders” (as such term is defined in the Term Loan Credit Agreement).

“Term Loan Liens” shall mean Liens securing the Term Loan Claims.

“Term Loan Obligations” shall mean “Obligations” (as such term is defined in the Term Loan Credit Agreement).

“Term Loan Required Lenders” shall mean “Required Lenders” (as such term is defined in the Term Loan Credit Agreement).

“Term Loan Secured Parties” shall mean “Secured Parties” (as such term is defined in the Term Loan Credit Agreement).

“Term Loan Security Documents” shall mean the “Security Documents”, as such term is defined in the Term Loan Credit Agreement.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of any Administrative Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.2 Certain Other Terms.

(a) Where the context requires, provisions relating to any Collateral, when used in relation to any Credit Party, shall refer to such Credit Party’s Collateral or any relevant part thereof.

(b) Any reference in this Agreement to a Credit Document shall include all appendices, exhibits and schedules thereto.

(c) The rules of construction specified in Sections 1.2, 1.5, 1.6 and 1.7 of each of the Credit Agreements shall apply to this Agreement, including terms defined in the preamble hereto.

(d) Unless otherwise defined herein, all terms defined in one or both of the Credit Agreements and not defined herein shall have the meanings specified in such Credit Agreement or, if applicable, each Credit Agreement.

(e) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “Account”, “Account Debtor”, “Chattel Paper”, “Deposit Account”, “Electronic Chattel Paper”, “Equipment”, “Goods”, “Instruments”, “Inventory”, “Letter-of-Credit Right”, “Proceeds”, “Promissory Note”, “Record”, “Securities Account”, “security”, “Supporting Obligation” and “Tangible Chattel Paper”.

Section 2. Priority of Liens

2.1 Lien Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any Applicable Law, any Collateral Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, each Junior Agent, on behalf of each Junior Secured Party, in respect of such Collateral hereby agrees that:

(a) any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b) any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

2.2 Prohibition on Contesting Liens. In respect of any Collateral, each Junior Agent, on behalf of each Junior Secured Party, in respect of such Collateral agrees that it shall not, and hereby waives any right to:

(a) contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or

(b) demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3 New Liens.

The parties hereto agree that, prior to the payment in full of the Secured Claims, any Lien on any Collateral securing any Secured Claim (and which asset is not also subject to a Lien securing all of the Secured Claims in accordance with the priorities set forth herein) shall immediately be released upon demand by any Agent or assigned to the respective Agent on behalf of the Secured Parties, subject to the priorities set forth in Section 2.1, and, at all times prior to such release or assignment, the Secured Party to whom such Lien was granted shall be acting as a sub-agent of the Agent for the sole purpose of perfecting the Lien on such asset.

2.4 Separate Liens. Each of the parties hereto acknowledges and agrees that (i) the grants of Liens pursuant to the Collateral Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Junior Claims in respect of any Collateral are fundamentally different from the Senior Claims in respect of such Collateral, and the Junior Claims and Senior Claims in respect of any Collateral must be separately classified in any Insolvency or Liquidity Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, in respect of any Collateral, the Junior Claims and the Senior Claims in respect of such Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Junior Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Credit Parties in respect of any Collateral (with the effect that, to the extent that the aggregate value of the Senior Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Junior Secured Parties with respect to the Senior Collateral, with the Junior Secured Parties hereby acknowledging and agreeing to turn over to the Senior Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties).

2.5 Rights to Utilize Intellectual Property and Permits. Each Term Loan Agent agrees that if any Revolving Agent shall require the use of rights under or in any (i) Trademarks, tradenames, Copyrights or other Intellectual Property that constitutes Term Loan Collateral or (ii) permits in respect of the Term Loan Collateral, in each case, in order to realize on any Revolving Collateral after the occurrence and during the continuation of an Event of Default, such Term Loan Agent shall take all such actions as shall be available to it (at no cost to such Revolving Agent and at the sole expense of the Credit Parties), consistent with Applicable Law and the Security Documents and reasonably requested by such Revolving Agent to make such rights available to such Revolving Agent subject to the Term Loan Liens and this Agreement.

Section 3. Exercise of Remedies

3.1 Remedies.

(a) Prior to the payment in full of the Senior Claims in respect of any Collateral, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Credit Party, with respect to such Collateral:

(i) no Junior Secured Party shall (or shall direct any Junior Agent to) (A) take or cause to be taken any Collateral Enforcement Action, (B) object to any Collateral Enforcement Action brought by the Senior Collateral Agent or any Senior Secured Party or any other exercise of any rights and remedies relating to such Collateral under the Senior Documents or otherwise, or (C) object to the forbearance by the Senior Secured Parties from bringing or pursuing any Collateral Enforcement Action; and

(ii) the Senior Agents, on behalf of the Senior Secured Parties, shall have the exclusive right to take or cause to be taken any Collateral Enforcement Action and make determinations regarding release, disposition (including under §363(f) of the Bankruptcy Code) or restrictions with respect to such Collateral without any consultation with, or the consent of, any Junior Secured Party.

(b) In exercising rights and remedies with respect to any Collateral pursuant to the Security Documents or Applicable Law after the occurrence and during the continuance of an Event of Default, the Senior Collateral Agent, on behalf of the Senior Secured Parties, in respect of such Collateral may enforce the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as the Senior Administrative Agent may determine in the exercise of its sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by them to sell or otherwise dispose of such Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction and of a secured creditor under any Bankruptcy Law.

(c) The Junior Agents, on behalf of each Junior Secured Party, in respect of any Collateral agree that, prior to the payment in full of the Senior Claims in respect of such Collateral, they will not take or receive any such Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including setoff) with respect to such Collateral. Without limiting the generality of the foregoing, prior to the payment in full of the Senior Claims in respect of any Collateral, the sole right of the Junior Agents and the Junior Secured Parties with respect to such Collateral shall be the right to receive a share of the Proceeds thereof pursuant to Section 4.1.

(d) The Junior Agents, on behalf of each Junior Secured Party, in respect of any Collateral (i) agree that neither they nor any Junior Secured Party will take or cause to be taken any action that would hinder any exercise of remedies undertaken by any Senior Secured Party in respect of such Collateral under the Collateral Documents, including any sale, lease, exchange, transfer or other disposition of such Collateral, whether by foreclosure or otherwise, and (ii) hereby waive any and all rights they or any Junior Secured Party may have as a junior creditor or otherwise to object to the manner in which any Senior Secured Party may seek to enforce or collect the Senior Claims or the Liens granted in any of such Collateral.

3.2 Entry Upon Premises by the Revolving Collateral Agent. Notwithstanding anything to the contrary in this Agreement, (a) if the Revolving Collateral Agent takes any Collateral Enforcement Action with respect to the Revolving Collateral, the Term Loan Agents, on behalf of the Term Loan Secured Parties, (i) shall cooperate with the Revolving Collateral Agent in its efforts to enforce its security interest in the Revolving Collateral and to finish any work-in-process and assemble the Revolving Collateral, (ii) shall not hinder or restrict in any respect the Revolving Collateral Agent from enforcing its security interest in the Revolving Collateral, and (iii) shall permit the Revolving Collateral Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the Revolving Secured Parties, to enter upon and use the Term Loan Collateral (including equipment, processors, computers and other machinery related to the storage or processing of Records, documents or files), for a period not to exceed 180 days after the taking of such Collateral Enforcement Action, for purposes of (A) assembling and storing the Revolving Collateral and completing the processing of and turning into finished Goods any Revolving Collateral consisting of raw materials or work-in-process, (B) selling any or all of the Revolving Collateral located on premises constituting Term Loan Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of the Revolving Collateral located on premises constituting Term Loan Collateral, and/or (D) taking reasonable actions to protect, secure, and otherwise enforce the rights of the Revolving Agents in and to the Revolving Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Loan Agents from selling, assigning or otherwise transferring (or causing to be sold assigned or otherwise transferred) any

Term Loan Collateral prior to the expiration of such 180 day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.2. If any stay or other order prohibiting the exercise of remedies with respect to the Revolving Collateral has been entered by a court of competent jurisdiction, such 180 day period shall be tolled during the pendency of any such stay or other order.

(b) During the period of actual occupation, use and/or control by the Revolving Agents, on behalf of the Revolving Secured Parties, or their agents or representatives of any Term Loan Collateral, the Revolving Secured Parties shall be obligated to repair at their expense any physical damage to such Term Loan Collateral resulting from such occupancy, use or control, and to leave such Term Loan Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the Revolving Agents or the Revolving Secured Parties have any liability to the Term Loan Agents or the Term Loan Secured Parties pursuant to this Section 3.2 as a result of any condition (including any environmental condition, claim, or liability) on or with respect to the Term Loan Collateral existing prior to the date of the exercise by the Revolving Agents of their rights under this Section 3.2 and such Revolving Agents shall have no duty or liability to maintain the Term Loan Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by such Revolving Agent, or for any diminution in the value of the Term Loan Collateral that results from ordinary wear or tear resulting from the use of the Term Loan Collateral by such Revolving Agent in the manner and for the time periods specified under this Section 3.2. Without limiting the rights granted in this paragraph, the Revolving Agents shall cooperate with the Term Loan Agents in connection with any efforts made by the Term Loan Agents to sell the Term Loan Collateral.

3.3 Exercise of Remedies as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, each Junior Secured Party may exercise its rights and remedies as an unsecured creditor against the Credit Parties in accordance with the terms of the Junior Documents and Applicable Law. In the event any Junior Secured Party in respect of any Collateral becomes a judgment lien creditor in respect of such Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to any Lien on such Collateral securing any Senior Claim in respect of such Collateral on the same basis and to the same extent as the other Liens on such Collateral securing the Junior Claims are subordinated to those securing the Senior Claims under this Agreement. Nothing in this Agreement modifies any rights or remedies which any Senior Secured Party in respect of any Collateral may have with respect to such Collateral.

Section 4. Application of Payments; Subrogation

4.1 Proceeds of Collateral. Prior to the payment in full of the Senior Claims, any Collateral or Proceeds of Collateral received by any Agent or any Secured Party in connection with any Collateral Enforcement Action or otherwise (or any other payment required to be applied as set forth pursuant to Section 4.2) shall be applied to the Secured Claims as follows:

(a) first, to pay interest on and then principal of any portion of the Senior Claims in respect of such Collateral that the Senior Administrative Agent may have advanced on behalf of any Senior Secured Party for which the Senior Administrative Agent has not then been reimbursed by such Senior Secured Party or the Credit Parties;

(b) second, to pay Senior Claims in respect of any reasonable and documented out-of-pocket expense reimbursements or indemnities then due and payable to any Senior Secured Parties;

(c) third, to pay Senior Claims in respect of any fees then due and payable to any Senior Secured Parties;

(d) fourth, to pay interest then due and payable in respect of all Senior Claims in respect of such Collateral;

(e) fifth, to pay or prepay principal payments for all Senior Claims in respect of such Collateral (including when applicable, to provide cash collateral for Letters of Credit) and all payments with respect to Secured Hedging Agreements constituting Senior Claims in respect of such Collateral;

(f) sixth, to pay all other Senior Claims in respect of such Collateral;

(g) seventh, to pay interest on and then principal of any portion of the Junior Claims that the Junior Administrative Agent may have advanced on behalf of any Junior Secured Party for which the Junior Administrative Agent has not then been reimbursed by such Junior Secured Party or the Credit Parties;

(h) eighth, to pay Junior Claims in respect of any reasonable and documented out-of-pocket expense reimbursements or indemnities then due and payable to any Junior Secured Parties;

(i) ninth, to pay Junior Claims in respect of any fees then due and payable to any Junior Secured Parties;

(j) tenth, to pay interest then due and payable in respect of all Junior Claims in respect of such Collateral;

(k) eleventh, to pay or prepay principal payments for all Junior Claims in respect of such Collateral (including when applicable, to provide cash collateral for Letters of Credit) or all payments with respect to Secured Hedging Agreements in respect of such Collateral;

(l) twelfth, to pay all other Junior Claims in respect of such Collateral; and

(m) thirteenth, as directed by the Borrower (subject to Applicable Laws);

provided, however, that, if sufficient funds are not available to fund all payments required to be made in any of clauses first through thirteenth above, the available funds being applied to the Secured Claims specified in any such clause (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Claims ratably, based on the proportion of each Agent’s and each Secured Party’s interest in the aggregate outstanding Secured Claims described in such clause; provided, further, that payments that would otherwise be allocated to the Revolving Secured Parties under clauses 4.1(e) or 4.1(k) as the case may be shall be allocated pursuant to the terms of Section 5.2(d) of the Revolving Credit Agreement. The order of payment application set forth in clauses (a) through (m) above may be amended at any time and from time to time by the Required Revolving Lenders and the Required Term Loan Lenders without any notice to or consent of or approval by any Credit Party or any other Person that is not a party to the Credit Agreements; provided, however, that (i) any such amendment adversely affecting any Agent (or Swingline Lender or Letter of Credit Issuer as the case may be) shall also require the prior written consent of such Agent (or Swingline Lender or Letter of Credit Issuer as the case may be), (ii) any such amendment not adversely affecting the Revolving Lenders shall only require the consent of the Required Term Loan Lenders, (iii) any such amendment not adversely affecting the Term Loan Lenders shall only require the consent of the Required Revolving Lenders and (iv) any such amendment adversely affecting the Hedge Banks or the Cash Management Banks (as applicable) shall also require the prior written consent of such Hedge Banks or such Cash Management Banks (as applicable).

4.2 Payments Over. Unless and until all Secured Claims shall have been paid in full, (a) any payment received by any party hereto at any time in contravention of either Credit Agreement or this Agreement and (b) any Collateral or Proceeds thereof or any payment received by any Secured Party from Proceeds of any Collateral received in connection with a Collateral Enforcement Action shall be segregated and held in trust and forthwith paid over to the Senior Collateral Agent for application in accordance with the Credit Agreements (in the case of clause (a) above) or Section 4.1 (in the case of clause (b) above) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Agent is hereby authorized to make any such endorsements as agent for any such Person. This authorization is coupled with an interest and is irrevocable.

4.3 Subrogation. The Junior Agents in respect of any Collateral, on behalf of each Junior Secured Party, hereby waive any rights of subrogation they may acquire as a result of any payment hereunder until the Senior Claims in respect of such Collateral shall have been paid in full. Upon payment in full of such Senior Claims, the Junior Secured Parties shall be subrogated to the rights of the Senior Secured Parties to receive payments or distributions applicable to such Senior Claims.

Section 5. Insolvency or Liquidation Proceedings

5.1 Voting of Claims. Until the payment in full of all Senior Claims in respect of any Collateral, the Senior Administrative Agent shall have the right, but not the obligation, to vote or cause to be voted the claim of any Junior Secured Party in respect of such Collateral in any Insolvency or Liquidation Proceeding if such Junior Secured Party has not voted its claim on or prior to 10 days before the expiration of the time to vote any such claim. In the event that the Senior Administrative Agent exercises such rights, no Junior Secured Party shall be entitled to change or withdraw such vote.

5.2 Waivers. In the event an Insolvency or Liquidation Proceeding shall be commenced by or against any Credit Party, in respect of any part of the Senior Collateral or Proceeds thereof or any Senior Lien which may exist thereon, each of the Junior Secured Parties in respect of such Collateral hereby agrees that such Person shall not, until the payment in full of the Senior Claims in respect of such Collateral (irrespective of whether the Senior Claims are scheduled to be paid in full as part of an applicable Insolvency or Liquidation Proceeding):

(a) seek any relief from, or modification of, the automatic stay as provided in §362 of the Bankruptcy Code or seek or accept any form of adequate protection under either or both of §362 and §363 of the Bankruptcy Code with respect to the Collateral, except (i) replacement Liens and super-priority administrative expense claims for diminution of value (the “Priority Claims”), (A) which Liens at all times shall also secure the Senior Claims and (B) which Liens and Priority Claims shall be subordinated to the Senior Liens and any similar Priority Claims granted to the Senior Secured Parties in accordance with, and subject to, the terms of this Agreement, and (ii) the accrual (but not the current payment) of interest and out-of-pocket expenses, including fees and disbursements of counsel and other professional advisors, incurred by any Junior Agent (which the Junior Secured Parties agree will constitute adequate protection of their claims and interests);

(b) oppose or object to any adequate protection sought by or granted to any Senior Secured Parties with respect to the Senior Collateral;

(c) oppose or object to the use of any Senior Collateral constituting cash collateral by any Credit Party, unless the Senior Secured Parties shall have opposed or objected to such use of such cash collateral;

(d) oppose or object to any Post-Petition Financing constituting Credit Facility Claims, it being understood that (A) with respect to each such Post-Petition Financing constituting a refinancing of the entire amount of the Senior Claims, Liens securing such Post-Petition Financing shall be Senior Liens and, therefore, the Junior Liens on any Collateral shall be junior and subordinate to such Liens to the same extent such Junior Liens are junior and subordinate to any other Senior Lien and (B) with respect to each such Post-Petition Financing which does not constitute a refinancing of all Senior Claims outstanding immediately prior to the commencement of any Insolvency or Liquidation Proceeding, to the extent the Liens securing such Senior Claims are subordinated to (or pari passu with) the Liens securing such Post-Petition Financing, the Junior Liens on any Collateral shall be junior and subordinate to such Liens securing such Post-Petition Financing and such Senior Claims. Each Junior Secured Party shall further subordinate each Junior Lien to any Senior Liens securing such Post-Petition Financing as necessary to effect the priority described in clauses (A) or (B) above;

(e) object to (i) the amount of the Senior Claims allowed or permitted to be asserted under any Bankruptcy Law or (ii) the extent to which the Senior Claims are deemed secured claims, including under §506(a) of the Bankruptcy Code;

(f) oppose or object to any protection provided to the Senior Secured Parties, including any form of adequate protection under §362 or §363 of the Bankruptcy Code and the payment of amounts equal to interest and expenses allowed under §506(b) and (c) of the Bankruptcy Code to any Senior Secured Parties; or

(g) object to the treatment of the Senior Claims under a chapter 11 plan of reorganization under the Bankruptcy Code or similar plan or reorganization or arrangement under any other applicable Insolvency or Liquidation Proceeding, except on the grounds that the present value of all property received by the Senior Secured Parties exceeds the amount of the claims of the Senior Secured Parties in such Insolvency or Liquidation Proceeding.

5.3 No Waiver by Senior Secured Parties. Nothing contained herein shall prohibit or in any way limit any Senior Secured Party from, with respect to the Senior Collateral, objecting in any Insolvency or Liquidation Proceeding (or otherwise) to any action taken by any Junior Secured Party, including the seeking by such Junior Secured Party of adequate protection with respect to such Collateral or the asserting by such Junior Secured Party of any of its rights and remedies under the Junior Documents (or otherwise) with respect to such Collateral.

Section 6. Representations and Warranties

Each Agent represents and warrants as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms; except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of such party or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party.

Section 7. Senior Collateral Agent as Agent and Bailee for Perfection

7.1 The Senior Collateral Agent agrees to (i) hold the Collateral that is in its “possession” or “control” (as defined in the UCC) (or in the possession or control of its agents or bailees) as agent or as bailee, as the case may be, and on behalf of and for the Junior Collateral Agent and (ii) be the agent of the Junior Collateral Agent with respect to any Deposit Accounts or Securities Accounts included in the Collateral that are controlled or held by it or any bailee agreements entered into by it, in each case, solely for the purpose of perfecting the security interest granted in such Collateral by possession or control pursuant to the Junior Documents, subject to the terms and conditions of this Section 7.

7.2 Prior to the payment in full of the Senior Claims, (i) the Senior Collateral Agent shall be entitled to deal with the Collateral in its possession or under its control in accordance with the terms of the Senior Documents as if the Lien of the Junior Collateral Agent under the Junior Documents did not exist, and (ii) the rights of the Junior Agents shall at all times be subject to the terms of this Agreement and to the Senior Agents’ rights under the Senior Documents.

7.3 The Senior Collateral Agent shall have no obligation whatsoever to the Junior Collateral Agent or any Junior Secured Party to ensure that the Collateral in its possession or under its control is genuine or owned by a Credit Party or to preserve the rights or benefits of any Person except as expressly set forth in this Section 7. The duties or responsibilities of the Senior Collateral Agent under this Section 7 shall be limited solely to holding the Collateral as agent or as bailee, as the case may be, and controlling Deposit Accounts and Securities Accounts as agent, in each case for the Junior Collateral Agent for purposes of perfecting the Lien thereon held by the Junior Collateral Agent.

7.4 Notwithstanding anything in the Credit Documents to the contrary, (a) prior to the payment in full of the Revolving Obligations, (i) the requirements under any Revolving Credit Document to endorse, assign or deliver Revolving Collateral, or grant control over such Revolving Collateral (to the extent only one person can have control of such Revolving Collateral), to the Term Loan Collateral Agent shall be deemed satisfied by endorsement, assignment or delivery of, or grant of control over, such Revolving Collateral to the Revolving Collateral Agent and (ii) any endorsement, assignment or delivery to the Revolving Collateral Agent shall be deemed an endorsement, assignment or delivery to the Term Loan Collateral Agent for all purposes under such Revolving Credit Documents and (b) prior to the payment in full of the Term Loan Obligations, (i) the requirements under any Term Loan Credit Document to endorse, assign or deliver Term Loan Collateral, or grant control over such Term Loan Collateral (to the extent only one person can have control of such Revolving Collateral), to the Revolving Collateral Agent shall be deemed satisfied by endorsement, assignment or delivery of, or grant of control over, such Term Loan Collateral to the Term Loan Collateral Agent and (ii) any endorsement, assignment or delivery to the Term Loan Collateral Agent shall be deemed an endorsement, assignment or delivery to the Revolving Collateral Agent for all purposes under such Term Loan Credit Documents.

Section 8. Release of Collateral

8.1 At the request of the Senior Collateral Agent, the Junior Collateral Agent shall, and each of the Junior Secured Parties hereby authorizes and directs the Junior Collateral Agent (without any further notice or consent to or of any Junior Secured Party) to, promptly release (or, in the case of clause (c) below, release or subordinate as required by the holders of any Lien specified thereunder) any Lien held by the Junior Collateral Agent for the benefit of the Secured Parties against any of the following:

(a) any Collateral in connection with any Collateral Enforcement Action permitted under this Agreement;

(b) any part of the Collateral Disposed of by a Credit Party if such sale or Disposition is permitted by the Credit Agreements (or pursuant to a valid waiver or consent to a transaction otherwise prohibited by such Credit Agreements) and the Proceeds thereof are applied in accordance with the terms of the Credit Agreements; and

(c) any part of the Collateral that is subject to a Lien permitted by Section 9.2 of the Term Loan Credit Agreement or Section 10.2 of the Revolving Credit Agreement;

8.2 Each of the Secured Parties hereby authorizes and directs each Collateral Agent to execute and deliver or file such termination and partial release statements and take such other actions as are reasonably necessary to release (or subordinate) Liens pursuant to this Section 8 promptly upon the effectiveness of any such release (or subordination).

Section 9. Amendments

9.1 Amendments to Credit Documents.

(a) Amendments to Revolving Credit Agreement. Without the prior written consent of the Term Loan Administrative Agent, the Revolving Credit Agreement may not be amended, supplemented or otherwise modified (and no replacement Revolving Credit Agreement may be entered into in connection with a refinancing), in each case if the effect of such amendment, supplement, modification or replacement is to do any of the following:

(i) increase the “Applicable Margin” as defined in the Revolving Credit Agreement (or any term of similar application in any Revolving Credit Document) by more than 3.25% per annum at any level of the pricing grid applicable thereto, other than any increase occurring because of any Event of Default;

(ii) increase the Total Commitments (as defined in the Revolving Credit Agreement) in existence on the date of any such amendment supplement or other modification or replacement in connection with a refinancing to an amount exceeding the Maximum Revolving Amount; or

(iii) contravene any provision of this Agreement.

(b) Amendments to Term Loan Credit Agreement. Without the prior written consent of the Revolving Administrative Agent, the Term Loan Credit Agreement may not be amended, supplemented or otherwise modified (and no replacement Term Loan Credit Agreement may be entered into in connection with a refinancing), in each case if the effect of such amendment, supplement, modification or replacement is to do any of the following:

(i) increase the “Applicable Margin” as defined in the Term Loan Credit Agreement (or any term of similar application in any Term Loan Credit Document) by more than 3.25% per annum at any level of the pricing grid applicable thereto, other than any increase occurring because of any Event of Default;

(ii) increase the aggregate principal amount of Term Loans (as defined in the Term Loan Credit Agreement) outstanding on the date of any such amendment, supplement, or other modification or replacement in connection with a refinancing to an amount exceeding the Maximum Term Loan Amount; or

(iii) contravene any provision of this Agreement.

Section 10. Acknowledgements and Consents

10.1 Reliance by Senior Secured Parties. The consent by the Senior Secured Parties to the execution and delivery of the Junior Documents and the grant of a Junior Lien on the Senior Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Borrower shall be deemed to have been given and made in reliance upon this Agreement.

10.2 Independent Analysis. Each Junior Agent, on behalf of each Junior Secured Party, acknowledges that it and each Junior Secured Party has, independently and without reliance on any Senior Agent or any Senior Secured Party, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into this Agreement, the Junior Documents, and the transactions contemplated hereby and thereby and agrees that it will continue to make its own credit decision in taking or not taking any action under the Junior Documents or this Agreement.

10.3 No Warranties or Liability. Each Junior Agent, on behalf of each Junior Secured Party, acknowledges and agrees that:

(a) no Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Senior Document;

(b) the Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit to the Borrower as they may, in their sole discretion, deem appropriate and without regard to any rights or interests that any Junior Secured Party may have in the Senior Collateral or otherwise, except as otherwise provided in this Agreement or under Applicable Law; and

(c) no Senior Secured Party shall have any duty to any Junior Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Credit Party (including the Junior Documents), regardless of any knowledge thereof which they may have or be charged with.

10.4 No Waiver of Lien Priorities.

(a) No right of any Senior Secured Party to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act by any Senior Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Documents or any of the Junior Documents, regardless of any knowledge thereof which any Senior Secured Party may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing clause (a) (but subject to the rights of Credit Parties under the Credit Documents and subject to Section 9.1), each Senior Secured Party, may, at any time and from time to time, without the consent of, or notice to, any Junior Secured Party, without incurring any liability to any Junior Secured Party and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Junior Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Claim, any Lien in respect of any Senior Collateral, any guaranty of any Senior Claim, or any liability of any Credit Party incurred directly or indirectly in respect of any of the foregoing (including any increase in or extension of the Senior Claims, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner the Senior Claims, any Liens held by the Senior Collateral Agent, the Senior Secured Parties, or any of the Senior Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Collateral or any liability of any Credit Party to any Senior Agent or any Senior Secured Party, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Senior Claim or any other liability of any Credit Party or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Claims) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Credit Party or any other Person, elect any remedy and otherwise deal freely with the Credit Parties, the Senior Collateral and any security, any guarantor or any liability of any Credit Party to any Senior Secured Party, or any liability incurred directly or indirectly, in respect of the foregoing;

(c) Each Junior Agent, on behalf of each Junior Secured Party, also agrees that no Senior Secured Party shall have any duty or liability to any Junior Secured Party, and such Junior Agent, on behalf of each Junior Secured Party, hereby waives all claims against each Senior Secured Party arising out of any and all actions which any Senior Secured Party may take or permit or omit to take with respect to: (i) the Senior Documents, (ii) the collection of the Senior Claims, (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Senior Collateral, (iv) the release of any Lien in respect of any Senior Collateral, or (v) the maintenance or preservation of the Senior Collateral, the Senior Claims or otherwise; and

(d) Each Junior Agent, on behalf of each Junior Secured Party, in respect of any Collateral agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under Applicable Law or any other similar rights a junior secured creditor may have under Applicable Law in respect of such Collateral.

10.5 Obligations Unconditional. All rights, interests, agreements and obligations hereunder of the Senior Agents and the Senior Secured Parties in respect of any Collateral and the Junior Agents and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a) any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Collateral Agent and Senior Secured Parties are not perfected or are voidable for any reason;

(b) except as otherwise set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Claims or Junior Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c) except as otherwise set forth in this Agreement, any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Claims or Junior Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Credit Party; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of any Secured Claim or of any Junior Secured Party in respect of this Agreement.

10.6 Attorney-in-Fact. The Junior Collateral Agent, on behalf of each Junior Secured Party, in respect of any Collateral hereby irrevocably constitutes and appoints the Senior Collateral Agent in respect of such Collateral and any officer or agent of such Senior Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Collateral Agent or such holder or in such Senior Collateral Agent’s own name, from time to time in the Senior Administrative Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including any financing statements, endorsements or other instruments or transfer or release. Notwithstanding the grant of the foregoing power of attorney, nothing in this Section 10.6 is intended to in any way relieve any Credit Party of its obligations to comply with requirements of law or applicable obligations with respect to the release of Collateral under any Collateral Document.

10.7 Consent of Credit Parties. Each Credit Party hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Credit Parties under any Senior Document, Junior Document, Credit Document or other Collateral Document shall not in any way be diminished or otherwise affected by such provisions or arrangements. All references to any Credit Party shall include reference to such Credit Party as a debtor and debtor in possession and any receiver or trustee for such Credit Party in any Insolvency or Liquidation Proceeding. Each Credit Party hereby agrees that, if, pursuant to the provisions of either Credit Agreement, the Borrower shall be required to cause any Subsidiary that is not a Credit Party to become a Credit Party, or if for any reason the Borrower desires any such Subsidiary to become a Credit Party, such Subsidiary shall execute and deliver to the Agents an Intercreditor Supplement in substantially the form of Exhibit A attached hereto and shall thereafter for all purposes be deemed to have acknowledged this Agreement with the same effect as if it had signed this Agreement on the Closing Date.

Section 11. Collateral Agents

11.1 Appointment of Collateral Agent.

(a) Each Revolving Secured Party hereby confirms the appointment of GECC as the Revolving Collateral Agent under the Revolving Credit Agreement and authorizes the Revolving Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Revolving Collateral Documents and the Revolving Credit Agreement as are delegated to the Revolving Collateral Agent under such documents and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Revolving Secured Party hereby authorizes the

Revolving Collateral Agent to execute and deliver, and to perform its obligations under, each of the Revolving Collateral Documents and the Revolving Credit Agreement to which the Revolving Collateral Agent is a party, to exercise all rights, powers and remedies that the Revolving Collateral Agent may have under such documents and to act as agent for the Revolving Secured Parties under such Revolving Collateral Documents.

(b) Each Term Loan Secured Party hereby confirms the appointment of GECC as the Term Loan Collateral Agent under the Term Loan Credit Agreement and authorizes the Term Loan Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Term Loan Collateral Documents and the Term Loan Credit Agreement as are delegated to the Term Loan Collateral Agent under such documents and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Term Loan Secured Party hereby authorizes the Term Loan Collateral Agent to execute and deliver, and to perform its obligations under, each of the Term Loan Collateral Documents and the Term Loan Credit Agreement to which the Term Loan Collateral Agent is a party, to exercise all rights, powers and remedies that the Term Loan Collateral Agent may have under such documents and to act as agent for the Term Loan Secured Parties under such Term Loan Collateral Documents.

11.2 Actions; Directions of Applicable Administrative Agents.

(a) Each Collateral Agent shall take, or refrain from taking, any action with respect to the Applicable Collateral that does not contradict any provision of this Agreement as directed in writing by the Applicable Administrative Agent.

(b) Each Administrative Agent shall promptly send to the other Administrative Agent and the Borrower a copy of any written direction given by such Administrative Agent pursuant to this Section 11.2, and each Collateral Agent shall provide to each Administrative Agent and the Borrower a copy of any written direction received by such Collateral Agent from any Secured Party pursuant to this Section 11.2; provided, however, that the failure to comply with this clause (b) shall not impair any right, power or remedy of any Secured Party under any Credit Document.

(c) Nothing in this Section 11.2 shall impair the rights of any Collateral Agent in its discretion to take or omit to take any action deemed proper by the Collateral Agent under this Agreement and the Applicable Credit Documents and that it believes in good faith is not inconsistent with any direction of the Applicable Administrative Agent delivered pursuant to this Section 11.2; provided, however, no Collateral Agent shall be under any obligation to take any discretionary action under the provisions of this Agreement or any Credit Document unless so directed by the Applicable Administrative Agent.

11.3 No Duties. No Collateral Agent shall have any obligation whatsoever to any Secured Party to ensure that the Collateral in its possession or under its control is genuine or owned by any Credit Party or to preserve the rights or benefits of any Person except as expressly set forth in this Agreement.

Section 12. Miscellaneous

12.1 Conflicts. Except as expressly provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of the Collateral Documents, the provisions of this Agreement shall govern.

12.2 Continuing Nature. This Agreement shall continue to be effective until the payment in full of all Secured Claims (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations). This is a continuing agreement of lien subordination and the Senior Secured Parties may continue, at any time and without notice to any Junior Secured Party, to extend credit and other financial accommodations and lend monies constituting Senior Claims on the faith hereof. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

12.3 Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement shall be deemed to be made unless the same (i) shall be in writing signed by each Agent and (ii) shall have been approved by the Borrower and the Required Lenders (other than any amendments or modifications requested by any successor Agent not adversely affecting the Secured Parties) under the Credit Agreements. Notwithstanding anything to the contrary, the consent of any Credit Party shall not be required for amendments, modifications or waivers of the provisions of Section 4 of this Agreement that would not impose any additional obligations on any Credit Party. In the case of a waiver of any provision of this Agreement, such waiver shall be effective only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties in any other respect or at any other time. The Agents shall notify the Borrower of any amendment, modification or waiver effected hereunder; provided, however, that the failure of any Agent to deliver such notice shall not render any such amendment, modification or waiver ineffective.

12.4 Submission To Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and any other Credit Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 12.5;

(d) agrees that nothing herein shall affect the right of any other party to effect service of process in any other manner permitted by law or shall limit the right of any other party to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.4 any special, exemplary, punitive or consequential damages.

(f) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

12.5 Notices. Any notice or other communication herein shall be made in accordance with Section 12.2 of the Term Loan Credit Agreement or Section 13.2 of the Revolving Credit Agreement, as applicable, or such other address as shall be notified in writing to the Agents.

12.6 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

12.7 Specific Performance. Each of the Agents and the Secured Parties may demand specific performance of this Agreement. The Senior Agents, on behalf of each Senior Secured Party, and the Junior Agents, on behalf of each Junior Secured Party, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Agent or Secured Party.

12.8 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

12.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

12.10 No Third Party Beneficiaries. This Agreement shall be binding upon, and the rights and benefits hereof shall inure to the benefit of, the Secured Parties and each of their respective permitted successors and assigns, and no other Person shall have or be entitled to assert rights or benefits hereunder. To the extent applicable, this Agreement shall be binding upon the Credit Parties and their respective permitted successors and assigns, and each Credit Party shall cause each of its Subsidiaries, to the extent such Subsidiary becomes or is required to become a Credit Party, to comply with the terms of this Agreement.

12.11 No Fiduciary Duty. The Revolving Agents shall not have by reason of this Agreement or any other document a fiduciary relationship in respect of the Term Loan Agents or any Term Loan Secured Party. The Term Loan Agents shall not have by reason of this Agreement or any other document a fiduciary relationship in respect of the Revolving Agents or any Revolving Secured Party.

12.12 Further Assurances. Each of the Credit Parties and Junior Agents, on behalf of each Junior Secured Party, agrees that each such Person shall, at the Credit Parties’ expense, take such further action and execute and deliver to each Agent, on behalf of each Senior Secured Party, such additional documents and instruments (in recordable form, if requested), as the Senior Agents may reasonably request to effectuate the terms of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION, as Revolving Administrative Agent

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Revolving Collateral Agent

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Term Loan Administrative Agent

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Term Loan Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

ACCEPTED this 13th day of February, 2008

CHILL INTERMEDIATE HOLDINGS, INC.,

By:
Name:
Title:

CHILL ACQUISITION, INC.

By:
Name:
Title:

The undersigned hereby confirms that, as a result of its merger with Chill Acquisition, Inc., it hereby assumes all of the rights and obligations of Chill Acquisition, Inc. under this Intercreditor Agreement (in furtherance of, and not in lieu of, any assumption or deemed assumption by operation of law) and hereby agrees to be joined to the Intercreditor Agreement as a Grantor hereunder

GOODMAN GLOBAL, INC.

By:
Name:
Title: